Exhibit 10.71

FOURTH AMENDMENT TO OFFICE LEASE

This Fourth Amendment to Office Lease (the "Amendment"), effective December 1, 2017, is made by and between 932936, LLC, a Nevada limited liability company, whose principal place of business for the purpose of the Amendment is 936 Southwood Blvd., Incline Village, Nevada 89451 ("Landlord"), and PDL BioPharma, Inc., a Delaware corporation, whose principal place of business is 932 Southwood Blvd., Suite 101, Incline Village, Nevada 89451 ("Tenant").

RECITALS

Whereas, Landlord and Tenant entered into that certain Office Lease dated March 28, 2012, as first amended April 11, 2014, and second amended May 13, 2015, and third amended April 24, 2017, (the "Lease") and the Premises of the Lease consist of approximately 4,812 square feet of rentable area in that certain building located at 932 Southwood Blvd, Incline Village, Nevada. The capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Lease.

Whereas, Landlord and Tenant desire to lease, in addition to the Premises, that certain office space consisting of approximately 1,104 square feet of rentable area designated as Suite 101, in that certain building located at 936 Southwood Blvd, Incline Village, Nevada ("Suite 101-936 Southwood").

Now, Therefore, in consideration of the foregoing, the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby
Acknowledge, the parties agree as follows:

Article 1. Article 2(a) of the Lease shall be amended to add Suite 101-936 Southwood by adding the following sentences thereto:

"In addition, Landlord leases to Tenant and Tenant leases from Landlord, including rights to the Common Areas (as hereinafter defined), that certain office space consisting of approximately 1,104 square feet of rentable area designated as Suite 101, in that certain building located at 936 Southwood Blvd, Incline Village, Nevada (hereinafter referred to as "Suite 101-936 Southwood"). The Premises, Building and Common Areas set forth in Article 2 shall be expanded to include Suite 101-936 Southwood."

Article 2. Article 3 of the Lease shall be amended by adding the following sentence:

"The term of the lease of Suite 101-936 Southwood shall start December 1, 2017, and shall expire May 31, 2020.

Article 3. The Monthly Rent set forth in Article 4 of the Lease shall be amended by added the following sentence:

“Tenant shall pay to Landlord, as monthly rent for Suite 101-936 Southwood, and on the first day of each month of the Term hereof, monthly payments of $2,484.00."

Article 4. Article 24 of the Lease shall be amended by adding the following sentence:

“Tenant's share of the Common Area Operating Expenses for Suite 101-936 Southwood shall be 9.65% of the total expenses defined in Article 23 for the building located at 936 Southwood Blvd, Incline Village, Nevada.”

Article 5. The Lease, except as amended by this Amendment, continues in full force and effect and embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. The Lease may be further amended or supplemented only by an instrument in writing executed by Landlord and Tenant. This Amendment and the Lease, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The capitalized terms used herein and not otherwise defined have the same meanings and definitions as set forth in the Lease.

Article 6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one instrument To facilitate execution of this Amendment, the parties may execute and exchange by facsimile or email counterparts of the executed signature pages.

Article 7. This Amendment shall be construed and interpreted in accordance with the laws of the State of Nevada. The provisions of this Amendment shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.

IN WITNESS HEREOF, the parties have caused this Amendment to be executed on the date set forth above pursuant to proper authority duly granted.

LANDLORD		TENANT
932936, LLC		PDL BioPharma, Inc.
A Nevada limited liability company		A Delaware corporation
By:	/s/ Gregory S. Skinner	By:	/s/ Peter S. Garcia
Name: Gregory S. Skinner		Name: Peter S. Garcia
Its: Manager		Its: Chief Financial Officer